                                                                    EXHIBIT 4(f)

                                                                (CONFORMED COPY)


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                                  $225,000,000


                              TERM LOAN AGREEMENT


                                     among

                              RAYCHEM CORPORATION,

                                 VARIOUS BANKS,

                        THE CHASE MANHATTAN BANK, N.A.,
                      as CO-ARRANGER and SYNDICATION AGENT


                                      and


                            SWISS BANK CORPORATION,
                    as CO-ARRANGER and ADMINISTRATIVE AGENT


                         ______________________________

                         Dated as of September 29, 1994
                         ______________________________

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
                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

    SECTION 1.        AMOUNT AND TERMS OF CREDIT  . . . . . . . . . . . . .    1
         1.01         The Loans   . . . . . . . . . . . . . . . . . . . . .    1
         1.02         Minimum Amount of Each Borrowing  . . . . . . . . . .    1
         1.03         Notice of Borrowing of Loans  . . . . . . . . . . . .    2
         1.04         Disbursement of Funds   . . . . . . . . . . . . . . .    2
         1.05         Notes   . . . . . . . . . . . . . . . . . . . . . . .    3
         1.06         Conversions   . . . . . . . . . . . . . . . . . . . .    3
         1.07         Pro Rata Borrowings   . . . . . . . . . . . . . . . .    4
         1.08         Interest  . . . . . . . . . . . . . . . . . . . . . .    5
         1.09         Interest Periods  . . . . . . . . . . . . . . . . . .    6
         1.10         Increased Costs, Illegality, etc.   . . . . . . . . .    6
         1.11         Compensation  . . . . . . . . . . . . . . . . . . . .    9
         1.12         Change of Applicable Lending Office   . . . . . . . .   10
         1.13         Notice of Certain Costs   . . . . . . . . . . . . . .   10

    SECTION 2.        FEES; TERMINATION OF COMMITMENTS  . . . . . . . . . .   10
         2.01         Fees  . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.02         Voluntary Termination of Total
                        Commitment  . . . . . . . . . . . . . . . . . . . .   11
         2.03         Mandatory Termination of Commitment   . . . . . . . .   11
         2.04         Replacement of Bank; Voluntary
                          Prepayment of a Bank's Loans  . . . . . . . . . .   11

    SECTION 3.        PREPAYMENTS; PAYMENTS   . . . . . . . . . . . . . . .   12
         3.01         Voluntary Prepayments   . . . . . . . . . . . . . . .   12
         3.02         Mandatory Prepayments   . . . . . . . . . . . . . . .   12
         3.03         Method and Place of Payment   . . . . . . . . . . . .   13
         3.04         Net Payments  . . . . . . . . . . . . . . . . . . . .   13

    SECTION 4.        CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . .   14
         4.01         Conditions to Effectiveness   . . . . . . . . . . . .   14
         4.02         Conditions to Incurrence of Loans   . . . . . . . . .   14

    SECTION 5.        REPRESENTATIONS, WARRANTIES AND
                          AGREEMENTS  . . . . . . . . . . . . . . . . . . .   17
         5.01         Corporate Status  . . . . . . . . . . . . . . . . . .   17
         5.02         Corporate Power and Authority   . . . . . . . . . . .   17
         5.03         No Violation  . . . . . . . . . . . . . . . . . . . .   17
         5.04         Governmental Approvals  . . . . . . . . . . . . . . .   18
         5.05         Financial Statements; Financial
                          Condition; Undisclosed Liabilities; etc.  . . . .   18





                                      (i)

                                                                            Page
                                                                            ----

         5.06         Litigation  . . . . . . . . . . . . . . . . . . . . .   19
         5.07         True and Complete Disclosure  . . . . . . . . . . . .   19
         5.08         Use of Proceeds; Margin Regulations   . . . . . . . .   19
         5.09         Tax Returns and Payments  . . . . . . . . . . . . . .   20
         5.10         Compliance with ERISA   . . . . . . . . . . . . . . .   20
         5.11         Subsidiaries  . . . . . . . . . . . . . . . . . . . .   21
         5.12         Compliance with Statutes, etc.  . . . . . . . . . . .   21
         5.13         Investment Company Act  . . . . . . . . . . . . . . .   21
         5.14         Public Utility Holding Company Act  . . . . . . . . .   22
         5.15         Labor Relations   . . . . . . . . . . . . . . . . . .   22
         5.16         Patents, Licenses, Franchises and
                          Formulas  . . . . . . . . . . . . . . . . . . . .   22
         5.17         Compliance with Environmental Laws  . . . . . . . . .   23

    SECTION 6.        AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . .   24
         6.01         Information Covenants   . . . . . . . . . . . . . . .   25
         6.02         Books, Records and Inspections  . . . . . . . . . . .   28
         6.03         Maintenance of Property, Insurance  . . . . . . . . .   28
         6.04         Corporate Franchises  . . . . . . . . . . . . . . . .   29
         6.05         Compliance with Statutes, etc.  . . . . . . . . . . .   29
         6.06         ERISA   . . . . . . . . . . . . . . . . . . . . . . .   29
         6.07         End of Fiscal Years; Fiscal Quarters  . . . . . . . .   30
         6.08         Performance of Obligations  . . . . . . . . . . . . .   31
         6.09         Payment of Taxes and Claims   . . . . . . . . . . . .   31

    SECTION 7.        NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . .   31
         7.01         Changes in Business   . . . . . . . . . . . . . . . .   32
         7.02         Consolidation, Merger, Sale of Assets,
                          etc.  . . . . . . . . . . . . . . . . . . . . . .   32
         7.03         Liens   . . . . . . . . . . . . . . . . . . . . . . .   33
         7.04         Indebtedness  . . . . . . . . . . . . . . . . . . . .   36
         7.05         Advances, Investments and Loans   . . . . . . . . . .   37
         7.06         Restricted Payments   . . . . . . . . . . . . . . . .   38
         7.07         Transactions with Affiliates  . . . . . . . . . . . .   39
         7.08         Limitation on Modifications of
                          Certificate of Incorporation, By-Laws . . . . . .   39
         7.09         Leverage Ratio  . . . . . . . . . . . . . . . . . . .   39
         7.10         Fixed Charges Coverage Ratio  . . . . . . . . . . . .   39
         7.11         Minimum Consolidated Tangible Net Worth   . . . . . .   39
         7.12         Fixed Charge Coverage Deficiency  . . . . . . . . . .   39
         7.13         Interest Rate Protection Agreements and
                          Other Hedging Agreements  . . . . . . . . . . . .   40

    SECTION 8.        EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . .   40
         8.01         Payments  . . . . . . . . . . . . . . . . . . . . . .   40
         8.02         Representations, etc.   . . . . . . . . . . . . . . .   40




                                      (ii)

                                                                           Page
                                                                           ----

         8.03         Covenants   . . . . . . . . . . . . . . . . . . . . .   40
         8.04         Default Under Other Agreements  . . . . . . . . . . .   40
         8.05         Bankruptcy, etc.  . . . . . . . . . . . . . . . . . .   41
         8.06         ERISA   . . . . . . . . . . . . . . . . . . . . . . .   42
         8.07         Judgments   . . . . . . . . . . . . . . . . . . . . .   42
         8.08         Change of Control   . . . . . . . . . . . . . . . . .   42
         8.09         Fixed Charge Coverage Deficiency  . . . . . . . . . .   42

    SECTION 9.        DEFINITIONS AND PRINCIPLES OF
                          CONSTRUCTION  . . . . . . . . . . . . . . . . . .   43
         9.01         Defined Terms   . . . . . . . . . . . . . . . . . . .   43
         9.02         Principles of Construction  . . . . . . . . . . . . .   58

    SECTION 10.       THE AGENTS  . . . . . . . . . . . . . . . . . . . . .   59
         10.01        Appointment   . . . . . . . . . . . . . . . . . . . .   59
         10.02        Nature of Duties  . . . . . . . . . . . . . . . . . .   59
         10.03        Lack of Reliance on the Agents  . . . . . . . . . . .   59
         10.04        Certain Rights of the Agents  . . . . . . . . . . . .   60
         10.05        Reliance  . . . . . . . . . . . . . . . . . . . . . .   60
         10.06        Indemnification   . . . . . . . . . . . . . . . . . .   60
         10.07        The Agents in their Individual Capacity   . . . . . .   61
         10.08        Holders   . . . . . . . . . . . . . . . . . . . . . .   61
         10.09        Resignation by the Agents   . . . . . . . . . . . . .   61

    SECTION 11.       MISCELLANEOUS   . . . . . . . . . . . . . . . . . . .   62
         11.01        Payment of Expenses, etc.   . . . . . . . . . . . . .   62
         11.02        Right of Setoff   . . . . . . . . . . . . . . . . . .   63
         11.03        Notices   . . . . . . . . . . . . . . . . . . . . . .   63
         11.04        Benefit of Agreement  . . . . . . . . . . . . . . . .   64
         11.05        No Waiver; Remedies Cumulative  . . . . . . . . . . .   66
         11.06        Payments Pro Rata   . . . . . . . . . . . . . . . . .   66
         11.07        Calculations; Computations  . . . . . . . . . . . . .   67
         11.08        Governing Law; Submission to
                          Jurisdiction; Venue . . . . . . . . . . . . . . .   67
         11.09        Obligation to Make Payments in Dollars  . . . . . . .   68
         11.10        Counterparts  . . . . . . . . . . . . . . . . . . . .   69
         11.11        Domicile of Loans   . . . . . . . . . . . . . . . . .   69
         11.12        Headings Descriptive  . . . . . . . . . . . . . . . .   69
         11.13        Amendment or Waiver   . . . . . . . . . . . . . . . .   69
         11.14        Survival  . . . . . . . . . . . . . . . . . . . . . .   70
         11.15        Entire Agreement  . . . . . . . . . . . . . . . . . .   70
         11.16        Waiver of Jury Trial  . . . . . . . . . . . . . . . .   70





                                     (iii)

SCHEDULE I         Commitments
SCHEDULE II        Applicable Lending Offices
SCHEDULE III       Undisclosed Liabilities
SCHEDULE IV        Litigation
SCHEDULE V         Subsidiaries
SCHEDULE VI        Environmental Matters
SCHEDULE VII       Permitted Liens


EXHIBIT A          Notice of Borrowing
EXHIBIT B          Note
EXHIBIT C          Opinion of Counsel to the Borrower
EXHIBIT D          Officers' Certificate of the Borrower
EXHIBIT E          Consent Letter
EXHIBIT F          Assignment and Assumption Agreement





                                      (iv)

                 TERM LOAN AGREEMENT, dated as of September 29, 1994, among RAYCHEM CORPORATION (the "Borrower"), a corporation organized and existing under the laws of the State of Delaware, the financial institutions listed from time to time on Schedule I (each a "Bank" and, collectively, the "Banks"), THE CHASE MANHATTAN BANK, N.A., as Co-Arranger and Syndication Agent (in such capacity, "Syndication Agent") and SWISS BANK CORPORATION, acting through its New York Branch, as Co-Arranger and Administrative Agent (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H :


                 WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the credit facility provided for herein;


                 NOW, THEREFORE, IT IS AGREED:

                 SECTION 1.  AMOUNT AND TERMS OF CREDIT.

                 1.01 The Loans. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, on any single date on or prior to the Commitment Expiration Date, to make a loan (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall, at the option of the Borrower, be Eurodollar Rate Loans or Base Rate Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Loans comprising the same Borrowing shall at all times be of the same Type; provided, however, that the aggregate principal amount of the Loan made by any Bank shall not exceed the Commitment of such Bank at such time. Once repaid, no Loans may be reborrowed. More than one Borrowing may occur on the same date, but Eurodollar Rate Loans comprising more than five Borrowings shall not be outstanding under this Agreement at any time, provided that Eurodollar Rate Loans resulting from a conversion pursuant to Section 1.10(b) shall not be deemed to be a Borrowing for this purpose.

                 1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing hereunder shall be not less than $20,000,000, and if larger shall be in an integral multiple of $1,000,000, except as required by Section 1.10(b).

                 1.03 Notice of Borrowing of Loans. When the Borrower desires to make a Borrowing hereunder, it shall give the Administrative Agent at its Notice Office (i) at least three Business Days' prior notice of each Eurodollar Rate Loan to be made hereunder (which notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day) and (ii) notice of each Base Rate Loan to be made hereunder prior to 11:00 A.M. (New York time) on the day of such Borrowing. Such notice (the "Notice of Borrowing") shall be in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing are to be maintained initially as Eurodollar Rate Loans or Base Rate Loans and, if Eurodollar Rate Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                 1.04 Disbursement of Funds. No later than 1:00 P.M. (New York time) on the date specified in the Notice of Borrowing, each Bank will make available, through such Bank's Applicable Lending Office, its pro rata portion, of each Borrowing requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at its Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank on demand. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to the Administrative Agent of acquiring overnight Federal Funds and (ii) if recovered from the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                 1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, all the Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes"). The Note issued to each Bank shall (i) be payable to the order of such Bank and be dated the Closing Date, (ii) be in a stated principal amount equal to the principal amount of the Loans made by such Bank on the Closing Date and be payable in the principal amount of the Loans evidenced thereby, (iii) mature on the Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby and (v) be entitled to the benefits of this Agreement. Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

                 (b) The Administrative Agent shall maintain at its Payment Office a register for the recordation of the names and addresses of the Banks, the Commitments of the Banks from time to time, and the principal amount of the Loans owing to each Bank from time to time (the "Register"). The entries in the Register shall constitute prima facie evidence as to the information set forth therein.

                 1.06 Conversions. The Borrower shall have the option to convert on any Business Day all or a portion equal to $20,000,000 (and, if larger, an integral multiple of

$1,000,000) of the outstanding principal amount of the Loans made pursuant to one or more Borrowings of one Type of Loan into a Borrowing of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Rate Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Rate Loans shall reduce the outstanding principal amount of Eurodollar Rate Loans made pursuant to a single Borrowing to less than $20,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Rate Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings than is permitted under Section
1.01. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted and, if to be converted into Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion. Upon any such conversion the proceeds thereof will be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted. Notwithstanding the foregoing, if a Default or an Event of Default is in existence at the time any Interest Period in respect of any Eurodollar Rate Loans is to expire, such Eurodollar Rate Loans may not be continued as Eurodollar Rate Loans but instead shall be automatically converted on the last day of such Interest Period into Base Rate Loans. If upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, the Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Rate Loan as provided in Section 1.09, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loan into a Base Rate Loan effective as of the expiration date of such current Interest Period.

                 1.07 Pro Rata Borrowings. Each Borrowing of Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Commitments at the time of such Borrowing or, in the case of a Borrowing resulting from a conversion pursuant to Section 1.06 after the Total Commitment has been terminated, on the basis of their Commitments as in effect immediately prior to such termination. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

                 1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

                 (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Rate Margin plus the relevant Quoted Rate.

                 (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable by the Borrower hereunder shall bear interest at a rate per annum equal to 2% per annum in excess of the Base Rate in effect from time to time; provided that principal in respect of Eurodollar Rate Loans shall bear interest after the same becomes due (whether by acceleration or otherwise) until the end of the applicable Interest Period for such Eurodollar Rate Loans at a per annum rate equal to 2% plus the rate of interest applicable on the due date therefor.

                 (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December of each year, (ii) in respect of each Eurodollar Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period, (iii) in respect of each Loan made by a Bank all of whose Loans are being prepaid pursuant to Section 2.04, on the date of such prepayment and (iv) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                 (e) On each Interest Determination Date, the Administrative Agent shall determine the interest rate for the Eurodollar Rate Loans for which such determination is being made and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                 1.09 Interest Periods. Subject to the terms of Section 1.06, at the time it gives the Notice of Borrowing or any Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Rate Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Rate Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the Interest Period applicable to such Eurodollar Rate Loan, which Interest Period shall, at the option of the Borrower, be a one, three or six month period, provided that: (i) all Eurodollar Rate Loans comprising a Borrowing shall at all times have the same Interest Period except as otherwise required by Section 1.10(b); (ii) the initial Interest Period for any Eurodollar Rate Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires; (iii) if any Interest Period relating to a Eurodollar Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (v) no Interest Period shall extend beyond the Maturity Date; and (vi) no Interest Period shall extend beyond the date on which a prepayment of Loans is required to be made under Section 3.02(b) if after giving effect to the selection of such Interest Period the aggregate principal amount of Eurodollar Rate Loans having Interest Periods ending after such date would exceed the aggregate principal amount of Loans permitted to remain outstanding after such date.

                 1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determina-tion shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                 (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

                (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order or request), such as, for example, but not limited to, (A) a change in the basis of taxation of payments to any Bank or its Applicable Lending Office of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank or its Applicable Lending Office imposed by the jurisdiction in which its principal office or Applicable Lending Office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted Rate, and/or (y) other circumstances affecting the interbank Eurodollar market and arising after the Effective Date; or

               (iii) at any time, that the making or continuance of any Eurodollar Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Bank with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and the Notice of Borrowing or any Notice of Conversion given by the Borrower with respect to Eurodollar Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on the Borrower and such Bank) and (z) in the case of clause (iii) above, take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                 (b) At any time that any Eurodollar Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or Section 1.10(a)(iii), the Borrower may (and in the case of a Eurodollar Rate Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (i) if the affected Eurodollar Rate Loan is then being made initially or pursuant to a conversion, cancel said Borrowing by giving the Administrative Agent notice by telephone (confirmed in writing) of the cancellation on the same date that the Borrower was notified by the Bank or the Administrative Agent pursuant to
Section 1.10(a)(ii) or (iii), or (ii) if the affected Eurodollar Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Rate Loan into a Base Rate Loan or Loans, provided that, if more than one Bank is affected at any time and the Borrower decides to require a conversion of any Eurodollar Rate Loans into Base Rate Loans, then the Borrower must require all such affected Banks to convert such affected Eurodollar Rate Loans into Base Rate Loans pursuant to this Section 1.10(b).

                 (c) If any Bank determines at any time that compliance with any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) as adopted, amended or modified after the Effective Date concerning capital adequacy, or any change after the Effective Date in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or the parent corporation of such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such Bank's parent corporation for the increased cost to such Bank or such Bank's parent corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c).

                 1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Rate Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed rescinded pursuant to Section 1.10(a)); (ii) if any repayment or conversion of any of its Eurodollar Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto (including without limitation any voluntary prepayment of Eurodollar Rate Loans pursuant to Section 3.01 or any prepayment of a Bank's Eurodollar Rate Loans pursuant to Section 2.04); (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Rate Loans when required by the terms of this Agreement or the Note of such Bank or (y) any action taken pursuant to Section 1.10(b).

                 1.12 Change of Applicable Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c) or 3.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another Applicable Lending Office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this
Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10 or 3.04.

                 1.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section
1.10 or 3.04 is given by any Bank more than 180 days after the occurrence of the event giving rise to the additional cost, reduction in amounts, Taxes or other additional amounts of the type described in such Section, such Bank shall not be entitled to compensation under Section 1.10 or 3.04, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

                 SECTION 2.  FEES; TERMINATION OF COMMITMENTS.

                 2.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent a commitment fee (the "Commitment Fee") for the account of the Banks pro rata on the basis of their respective Commitments for the period from and including the Effective Date to but excluding the Commitment Expiration Date computed at a rate per annum equal to 0.15% of the Total Commitment as in effect from time to time. Accrued Commitment Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, and on the Commitment Expiration Date.

                 (b) The Borrower agrees to pay to the Administrative Agent and the Syndication Agent, for the account of the Administrative Agent and the Syndication Agent, when and as due, such fees as have been, or are from time to time, separately agreed upon.

                 2.02 Voluntary Termination of Total Commitment. Upon at least ten days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate the Total Commitment in whole or in part, in a minimum amount of $50,000,000 (and if larger in an integral multiple of $10,000,000), provided that any such termination shall apply proportionately to reduce the Commitment of each Bank.

                 2.03 Mandatory Termination of Commitments. The Commitment of each Bank shall terminate on the Commitment Expiration Date after giving effect to any incurrence of Loans on such date.

                 2.04 Replacement of Bank; Voluntary Prepayment of a Bank's Loans. If any Bank is owed increased costs under Section 1.10 or 3.04 which in the judgment of the Borrower are material in amount and which are not otherwise requested generally by the other Banks, the Borrower shall have the right, if no Event of Default then exists and such Bank has not withdrawn its request for such compensation or changed its Applicable Lending Office with the effect of eliminating such increased cost, within 30 days following the delivery by such Bank to the Borrower of a request for compensation pursuant to Section 1.10 or 3.04, to either (i) provide, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), another financial institution to acquire the Loans of such Bank and all amounts owing to such Bank under this Agreement, which acquisition of Loans and such other amounts and replacement of such Bank shall be effected pursuant to an amendment to this Agreement to be prepared by the Administrative Agent (which amendment each of the Banks hereby agrees to execute) or (ii) upon five Business Days' prior notice to the Administrative Agent and such Bank, prepay the outstanding Loans of such Bank in full, (together with all other amounts owing to such Bank hereunder including, without limitation, amounts payable pursuant to subsection 1.11). The Borrower agrees to notify each of the Banks of its determination to prepay any Bank's Loans pursuant to clause (ii) of the preceding sentence of this Section 2.04.

                 SECTION 3.  PREPAYMENTS; PAYMENTS.

                 3.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at its Notice Office at least three Business Days', in the case of Eurodollar Rate Loans and two Business Days', in the case of Base Rate Loans, prior notice of its intent to prepay the Loans, the amount of such prepayment and the Type or Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which such Loans were made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $10,000,000 (and, if larger, an integral multiple of $1,000,000), provided that any prepayment of Eurodollar Rate Loans shall constitute a prepayment of one or more entire Borrowings of Eurodollar Rate Loans; (iii) prepayments of Eurodollar Rate Loans made pursuant to this Section
3.01 may only be made on the last day of an Interest Period applicable thereto unless concurrently with such prepayment any payments required to be made pursuant to Section 1.11 as a result of such prepayment are made; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans (provided that the Loans of one or more Banks may be prepaid in full on a non-pro rata basis in connection with a prepayment of the Loans of such Bank pursuant to Section 2.04). Prepayments pursuant to this Section 3.01 shall be applied to reduce remaining scheduled prepayments of the Loans pursuant to Section 3.02(b) in inverse order of maturity.

                 3.02 Mandatory Prepayments. (a) The Borrower shall repay all Loans on the Maturity Date.

                 (b) The Borrower shall prepay the Loans on each date set forth below by an aggregate amount equal to the amount set forth below opposite each such date:

                Date                                  Amount
                ----                                  ------
         December 31, 1996                         $15,000,000
         March 31, 1997                             15,000,000
         June 30, 1997                              15,000,000
         September 30, 1997                         15,000,000
         December 31, 1997                          17,500,000
         March 31, 1998                             17,500,000

         June 30, 1998                              17,500,000
         September 30, 1998                         17,500,000
         December 31, 1998                          20,000,000
         March 31, 1999                             20,000,000
         June 30, 1999                              20,000,000
         Maturity Date                              35,000,000

                 (c)      With respect to each prepayment of Loans required by
Section 3.02(b), the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that each prepayment under Section 3.02(b) of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation of Loans by the Borrower as described in this Section 3.02(c), the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

                 3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. Except in the case of prepayments pursuant to Section 2.04, each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.

                 3.04 Net Payments. All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). The Borrower shall also reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located as such Bank shall determine are payable by such Bank in respect of amounts paid to or on behalf of such Bank pursuant to the preceding sentence. If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent, within 45 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank. Each Bank which is not a U.S. person for Federal income tax purposes agrees, to the extent such Bank is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form 1001 or 4224, to deliver to the Administrative Agent (with a copy to the Borrower), prior to the Closing Date and from time to time thereafter as requested by the Administrative Agent or the Borrower, such Form 1001 or 4224 (as applicable) or any successor thereto, completed in a manner reasonably satisfactory to the Administrative Agent and the Borrower.

                 SECTION 4.  CONDITIONS PRECEDENT.

                 4.01 Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephone (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it.

                 4.02 Conditions to Incurrence of Loans. The obligation of each Bank to make its Loan on the Closing Date is subject, at the time of the making of each such Loan, to the satisfaction of the following conditions:

                 (a) Notes. There shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

                 (b) No Default; Representations and Warranties. On the Closing Date and after giving effect to the Loans to be incurred on such date,
(i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date.

                 (c) Opinion of Counsel. The Administrative Agent shall have received from Heller, Ehrman, White & McAuliffe, counsel to the Borrower, an opinion addressed to each of the Banks and dated the Closing Date covering the matters set forth in Exhibit C and such other matters incident to the transactions contemplated herein as any Bank may reasonably request.

                 (d) Corporate Documents; Proceedings. (i) On the Closing Date, the Administrative Agent shall have received a certificate, dated the Closing Date, signed by the President, the Treasurer, or any Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in the form of Exhibit D with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of the Borrower and the resolutions of the Borrower referred to in such certificate.

                 (ii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which any Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                 (e) Consent Letter. The Administrative Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit E, indicating its consent to its appointment by the Borrower as the Borrower's agent to receive service of process as specified in
Section 11.08.

                 (f) Payment of Fees. All costs, fees and expenses, and all other compensation contemplated by this Agreement, due to the Agents (including, without limitation, legal fees and expenses) and the Banks shall have been paid to the extent due.

                 (g) Existing Credit Agreement; Replacement Credit Facility. On or prior to the Effective Date, (i) all loans under the Existing Credit Agreement shall have been repaid in full, together with interest thereon, all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full, and all commitments under the Existing Credit Agreement shall have been terminated; and (ii) the Borrower shall have entered into a new revolving credit facility in replacement of the Existing Credit Agreement, which new revolving credit facility shall have aggregate commitments of at least $100,000,000 and a maturity not earlier than 364 days following the Effective Date; and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this
Section 4.02(g) have been satisfied.

                 (h) Senior Notes. On or prior to the Closing Date, the Senior Notes shall have been redeemed, or concurrently with the incurrence of Loans on the Closing Date shall be redeemed, in full in accordance with the terms thereof, and all accrued but unpaid interest thereon and all redemption premium or make-whole payable in connection with such redemption shall have been or shall be paid in full; and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 4.02(h) have been satisfied.

                 (i) Notice of Borrowing. Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing with respect thereto meeting the requirements of Section 1.03.

The acceptance of the benefits of each Loan shall constitute a representation and warranty by the Borrower to each of the Banks that all the conditions specified in Section 4.02(b) exist as of that time. All the legal opinions and other documents and papers referred to in this Section 4.02, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Banks.

                 SECTION 5.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                 In order to induce the Banks to enter into this Agreement and to make the Loans, the Borrower makes the following representations, warranties and agreements as of the Effective Date, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

                 5.01 Corporate Status. Each of the Borrower and its Material Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification.

                 5.02 Corporate Power and Authority. The Borrower has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Credit Documents. The Borrower has, or in the case of the Notes, by the Closing Date will have, duly executed and delivered each of the Credit Documents, and each such Credit Document constitutes or, in the case of the Notes when executed and delivered will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

                 5.03 No Violation. Neither the execution, delivery or performance by the Borrower of the Credit Documents, nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loans (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality,
(ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

                 5.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

                 5.05 Financial Statements; Financial Condition; Undisclosed Liabilities; etc. (a) The consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries at June 30, 1994 and the related consolidated statements of income and retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on such date and heretofore furnished to the Banks present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for such fiscal year. All such financial statements have been prepared in accordance with GAAP consistently applied. Since June 30, 1994, there has been no material adverse change in the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 (b) The consolidated statements of financial condition of Raynet and its Consolidated Subsidiaries at June 30, 1994 and the related consolidated statements of income and retained earnings and cash flows of Raynet and its Consolidated Subsidiaries for the fiscal year ended on such date and heretofore furnished to the Banks present fairly the consolidated financial condition of Raynet and its Consolidated Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of Raynet and its Consolidated Subsidiaries for such fiscal year. All such financial statements have been prepared in accordance with GAAP consistently applied.

                 (c) Except as fully reflected in the financial statements referred to in Section 5.05(a) or (b) or in Schedule III, there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or to the Borrower and its Subsidiaries taken as a whole. Except as set forth in Schedule III, as of the Effective Date the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements referred to in Section 5.05(a) or (b) which, either individually or in the aggregate, could be material to the Borrower or to the Borrower and its Subsidiaries taken as a whole.

                 5.06 Litigation. Except as set forth on Schedule IV, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 5.07 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Bank (including without limitation all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                 5.08 Use of Proceeds; Margin Regulations. At least 95% of the proceeds of the Loans shall be used by the Borrower to redeem its Senior Notes and to pay accrued but unpaid interest thereon, the premium or make-whole payable to the holders of the Senior Notes in connection with such redemption and to pay other fees and expenses related to the foregoing. Any proceeds of Loans not used for the purposes set forth in the preceding sentence shall be used by the Borrower for general corporate purposes, provided that no part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                 5.09 Tax Returns and Payments. Each of the Borrower and its Subsidiaries has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than (x) those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established and (y) state, local or foreign taxes the failure to pay which is not reasonably likely to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole. Each of the Borrower and its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                 5.10 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; neither the Borrower or any Subsidiary or ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or
4204 of ERISA or based upon the actual knowledge of the Borrower, its Subsidiaries and ERISA Affiliates expects to incur any liability under any of the foregoing Sections with respect to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the

Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists or in the reasonable opinion of the Borrower is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA); except to the extent that in any such case the obligations with respect to any of the foregoing, or the occurrence of one or more of the foregoing events, could not reasonably be expected to have either a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 5.11 Subsidiaries. On the Effective Date, the corporations listed on Schedule V are the only Subsidiaries of the Borrower. Schedule V correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof. Schedule V also correctly sets forth, as of the Effective Date, the Material Subsidiaries of the Borrower.

                 5.12 Compliance with Statutes, etc. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 5.13 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 5.14 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 5.15 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could have a material adverse effect on the Borrower or on the Borrower and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 5.16 Patents, Licenses, Franchises and Formulas. Each of the Borrower and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would be reasonably likely to result in a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 5.17 Compliance with Environmental Laws. (a) Each of the Borrower and its Subsidiaries is, and will continue to be, in full compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing its business, products, properties or assets with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transportation, labeling or disposal of waste materials or process byproducts, except for violations and failures to comply which, individually or in the aggregate do not, and (so far as the Borrower can now foresee) in the future will not, materially and adversely affect (i) except as set forth on Schedule VI hereto, the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower to perform its obligations under this Agreement or the Notes. Except as set forth on Schedule VI hereto, neither the Borrower nor any of its Subsidiaries is a party in any proceeding in which it may be held liable for any penalties, fines or forfeitures for the failure to comply with any of the foregoing nor does the Borrower know of any basis for the assertion of any such penalty, fine or forfeiture that, either individually or in the aggregate, materially and adversely affects or could (so far as the Borrower can now foresee) materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or of any Material Subsidiary of the Borrower. All licenses, permits or registrations required for the business of the Borrower and its Subsidiaries, as presently conducted and proposed to be conducted, under any federal, state or local environmental laws, regulations or ordinances have been obtained or made, other than any such licenses, permits or registrations the failure to obtain or make which, either individually or in the aggregate, does not materially and adversely affect, and could not (so far as the Borrower can now foresee) materially and adversely affect, (i) the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower to perform its obligations under this Agreement or the Notes (and each of the Borrower and its Subsidiaries is in compliance with all such licenses, permits and registrations).

                 (b) No release, emission or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and

Liability Act, as amended, or hazardous waste, as defined under the Resource Conservation and Recovery Act, or air pollutants as defined under the Clean Water Act, has occurred or is presently occurring on or from any property owned or leased by the Borrower or its Subsidiaries in excess of federal, state or local permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or any state or local law governing the protection of health and the environment or under any other federal, state or local laws or regulations (then or now applicable, as the case may be) other than any such release, emissions or discharges which, either individually or in the aggregate, do not materially and adversely affect, or could not (so far as the Borrower can now foresee) materially and adversely affect, (i) the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or of any Material Subsidiary of the Borrower, or (ii) the ability of the Borrower to perform its obligations under this Agreement or the Notes.

                 (c) Except as set forth on Schedule VI hereto, neither the Borrower nor any of its Subsidiaries has ever caused or been held legally responsible for any release or threatened release of any hazardous substance, or received notification from any federal, state or other governmental authority of any release or threatened release, or that it may be required to pay any costs or expenses incurred or to be incurred in connection with any efforts to mitigate the environmental impact of any release or threatened release of any hazardous substance from any site or structure owned, occupied or operated by the Borrower or any of its Subsidiaries that, either individually or in the aggregate, materially and adversely affects or could (so far as the Borrower can now foresee) materially and adversely affect, (i) the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or of any Material Subsidiary of the Borrower or (ii) the ability of the Borrower to perform its obligations under this Agreement or the Notes.

                 SECTION 6.  AFFIRMATIVE COVENANTS.

                 The Borrower covenants and agrees that on and after the Effective Date and until the Total Commitment has terminated and the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder are paid in full:

                 6.01 Information Covenants. The Borrower will furnish to the Administrative Agent and each Bank:

                 (a) Quarterly Financial Statements. Within 45 days (or 90 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statements of income and retained earnings and statements of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Treasurer, Controller or Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments; provided, that so long as the Borrower shall be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended from time to time, the delivery of its Quarterly Report on Form 10-Q shall satisfy the requirements of this Section 6.01(a) with respect to consolidated financial statements.

                 (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statements of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified by Price Waterhouse or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof; provided, that so long as the Borrower shall be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended from time to time, the delivery of its Annual Report on Form 10-K shall satisfy the requirements of this Section 6.01(b) to the extent that the consolidated financial statements of the Borrower and its Consolidated Subsidiaries are audited and the opinion with respect thereto is unqualified.

                 (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 6.01(a) and (b), a certificate of the Treasurer, Controller or Chief Financial Officer of the Borrower to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish (i) whether the Borrower was in compliance with the provisions of Sections 7.09, 7.10 and 7.11, and
         (ii) the Applicable Eurodollar Rate Margin at the end of such fiscal quarter or year, as the case may be.

                 (d) Notice of Default or Litigation. Promptly, and in any event within five Business Days after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending (x) against the Borrower or any of its Subsidiaries which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (y) with respect to any Credit Document and (iii) any other event which is likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 (e) Raynet Financial Statements. As long as the Borrower owns at least 10% of the equity or voting interest in Raynet: (i) Within 45 days (or 90 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of Raynet, the consolidated statements of financial condition of Raynet and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income and retained earnings and statements of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year; and (ii) within 90 days after the close of each fiscal year of Raynet, the consolidated statements of financial condition of Raynet and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statements of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified by independent certified public accountants of recognized international standing (it being understood and agreed that the Banks shall maintain as confidential in accordance with customary banking practices any nonpublic information delivered to the Banks pursuant to this clause (e)).

                 (f) Leases, Preferred Stock. Promptly, written notice of any event of default (or any event which with notice or lapse of time or both would constitute an event of default) under any lease with a monthly rent (or effective monthly rent) of $50,000 or more or preferred stock for or in respect of which the Borrower or any of its Subsidiaries may be liable; provided, however, that with respect to any such lease, notice pursuant to this Section 6.01(f) need not be given with respect to any such event of default (or event which with notice or lapse of time or both would constitute an event of default) unless as a result thereof the lessor has taken any steps to terminate such lease or unless as a consequence thereof it is reasonably likely that such lease will be terminated or that there will be a material impairment of the right of the Borrower or such Subsidiary, as the case may be, to the use or enjoyment of the property subject to such lease.

                 (g) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC").

                 (h) Notice of Fixed Charge Coverage Deficiency. Until such time as the Senior Notes shall have been redeemed in full, promptly upon and in no event later than five Business Days after any Executive Officer shall have knowledge of any Fixed Charge Coverage Deficiency, notice of the occurrence of such Fixed Charge Coverage Deficiency.

                 (i) Other Information. From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

        6.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of record and account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Bank may request.

        6.03 Maintenance of Property, Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound insurers of nationally recognized stature and responsibility having at the date of any determination a rating of at least "A-" according to A.M. Best Company's ("Best") rating of property/casualty insurance companies (or, in jurisdictions where Best does not provide such ratings, having an analogous rating by the entity in such jurisdiction performing services similar to those provided by Best and having a reputation in such jurisdiction comparable to that of Best, or if there is no such entity in such jurisdiction, with insurers that, in the good faith judgment of management, are of similar quality, stature and responsibility), insurance with respect to its properties and business of such a nature, with such terms and in such amounts, as a prudent person would maintain with respect to similar properties and a similar business, and, in any event, will maintain insurance on all its property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against (and with customary deductibles) and for such corporations, and carry with such insurers in customary amounts and with customary deductibles, such other insurance, including public liability insurance, as is usually carried by corporations engaged in the same or a similar business similarly situated; provided, however, that in the event that the Borrower self insures through a captive insurer or other arrangement intended to replace insurance satisfying the foregoing requirements of this clause (ii), adequate insurance reserves will be maintained, and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.

                 6.04 Corporate Franchises. The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 6.04 shall prevent (i) any transaction permitted under
Section 7.02 or (ii) the withdrawal by the Borrower or any of its Material Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal is not reasonably likely to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 6.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 6.06 ERISA. As soon as possible and, in any event, within 10 days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know any of the following, the Borrower will deliver to each of the Banks a certificate of the Treasurer, Controller or Chief Financial Officer of the Borrower setting forth details as to such occurrence and such action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated or declared insolvent under Title IV of ERISA; that a multiemployer plan, as defined in
Section 4001 of ERISA, has been or may be reorganized or partitioned; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA; that proceedings may, in the reasonable opinion of the Borrower, be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Borrower, any of its Subsidiaries or ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Sections 409 or 502(i) or 502(l) of ERISA. Upon request, the Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Borrower or any of its Subsidiaries or any ERISA Affiliate required to be delivered to the Banks hereunder shall be delivered to the Banks no later than 10 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Borrower or such Subsidiary or such ERISA Affiliate.

                 6.07 End of Fiscal Years; Fiscal Quarters. The Borrower shall cause (i) each of its, and each of its Material Subsidiaries', fiscal years to end on June 30 and (ii) each of its, and each of its Material Subsidiaries', fiscal quarters to end on or about March 31, June 30, September 30 and December 31.

                 6.08 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such nonperformances as could not in the aggregate have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 6.09 Payment of Taxes and Claims. The Borrower will, and will cause each of its Material Subsidiaries to, pay and discharge promptly when due:

                 (a) all taxes, assessments and governmental charges and levies imposed upon it, its income or profits or any of its properties, before the same shall become delinquent; and

                 (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien upon any of its property;

provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as (i) adequate reserves shall have been established in accordance with GAAP with respect thereto, (ii) title of the Borrower or its Material Subsidiary, as the case may be, to the particular property shall not be divested thereby and (iii) the right of the Borrower or its Material Subsidiary, as the case may be, to use the particular property shall not be materially and adversely affected thereby. Each of the Borrower and its Material Subsidiaries will file all federal, state and local tax returns and all other tax reports as required by law except, in the case of any such state, local or foreign tax returns or other tax reports, the failure to file which is not reasonably likely to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 SECTION 7.  NEGATIVE COVENANTS.

                 The Borrower covenants and agrees that on the Effective Date and until the Total Commitment has terminated and the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder are paid in full:

                 7.01 Changes in Business. The Borrower and its Subsidiaries, taken as a whole, will not materially alter the character of their business from that conducted by the Borrower and its Subsidiaries taken as a whole on the Effective Date.

                 7.02 Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (in one transaction or a series of related transactions) all or any part of its property or assets, except that the following shall be permitted:

                 (a) sales or dispositions of property or assets in the ordinary course of business;

                 (b) so long as no Default or Event of Default exists or would exist immediately after giving effect thereto, (i) the merger or consolidation of any Wholly-Owned Subsidiary of the Borrower with or into the Borrower or another Wholly- Owned Subsidiary of the Borrower so long as in the case of any merger or consolidation involving the Borrower, the Borrower is the surviving corporation and (ii) the dissolution, liquidation or winding-up of any non-Material Subsidiary of the Borrower;

                 (c) so long as no Default or Event of Default exists or would exist immediately after giving effect thereto, the merger or consolidation of any corporation with the Borrower or any Subsidiary of the Borrower, provided that the Borrower or such Subsidiary is the surviving corporation of such merger or consolidation and, in the case of any merger of a Subsidiary, the ownership percentage of the Borrower is not reduced as a result of such merger or consolidation;

                 (d) the Borrower may sell or otherwise dispose of all or any part of Raynet; and

                 (e) so long as no Default or Event of Default exists or would exist immediately after giving effect thereto, sales and dispositions by the Borrower and its Subsidiaries outside of the ordinary course of business (including, without limitation, sales and dispositions by means of a merger or consolidation of a Subsidiary of the Borrower in which such Subsidiary is not the surviving entity), provided that the (i) aggregate amount of assets sold or otherwise disposed of pursuant to this Section 7.02(e) (determined based on book value at the time of sale or disposition) after the Effective Date shall not exceed an amount equal to 20% of the Borrower's Consolidated Net Worth at the time of any such sale or disposition and (ii) the Borrower may not sell or dispose of any Subsidiary or group of related Subsidiaries (in a single sale or a series of related sales) if the portion of the Borrower's Consolidated Net Income for the immediately preceding fiscal year attributable to such Subsidiary or Subsidiaries is 20% or more.

                 7.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

                 (a)      Liens existing on the Effective Date and set forth on
         Schedule VII hereto;

                 (b) Liens securing current taxes, assessments, or other governmental charges or levies or the claims of carriers, warehousemen, landlords, materialmen, mechanics and other like Persons; provided, however, that (i) any such Lien shall not be created in connection with and shall not secure Indebtedness for Money Borrowed; (ii) any obligation secured by any such Lien shall not be overdue and shall be payable without penalty or, if overdue, is being contested in good faith by appropriate actions or proceedings during which there is no right to exercise remedies and adequate book reserves have been established in accordance with GAAP; and (iii) all such Liens, pledges and deposits shall not in the aggregate materially impair the use or value of the properties of the Borrower or any Subsidiary in the operation of the respective businesses of the Borrower and its Subsidiaries; and provided, further, that this clause (b) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA;

                 (c) Liens incidental to the ordinary course of business or the ownership of properties and assets, Liens, deposits or pledges securing the performance of bids, tenders or trade contracts, and Liens securing statutory obligations (including those arising under workers' compensation, unemployment insurance and other social security legislation) or surety or appeal bonds in connection with proceedings in which the Borrower or any Subsidiary is a party; provided, however , that (i) any such Lien shall not be created in connection with and shall not secure Indebtedness for Money Borrowed;
         (ii) any obligation secured by any such Lien shall not be overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings during which there is no right to exercise remedies and adequate book reserves have been established in accordance with GAAP; and (iii) all such Liens, pledges and deposits shall not in the aggregate materially impair the use or value of the properties of the Borrower or any Subsidiary in the operation of the respective businesses of the Borrower and its Subsidiaries; and, provided further, that this clause (c) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA;

                 (d) minor survey exceptions and minor encumbrances, easements or reservations, or rights of others for rights- of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair the use of any such properties in the operation of the business of the Borrower or any of its Subsidiaries;

                 (e) Liens originally created to secure payment of a portion of the purchase price relating to any real property or improvements thereon or equipment or any interest therein, which the Borrower or any Subsidiary shall acquire after the date hereof, but, with respect to any such Lien, which property, improvements, equipment or interest shall not be acquired more than 180 days prior to the date of the creation of such Lien; provided, however, that (i) no such Lien shall attach to any other asset at the time owned by the Borrower or any Subsidiary,
         (ii) the outstanding principal amount of Indebtedness secured by any such Lien shall not exceed the lesser of (x) the cost and (y) the fair market value of property, improvements, equipment or interest to which such Lien attaches, and (iii) to the extent any such Indebtedness is of a Subsidiary, such Indebtedness secured by any such Lien shall have been incurred in compliance with the provisions of Section 7.04;

                 (f) Liens of or resulting from any judgments or decrees so long as no Event of Default exists under Section 8.07;

                 (g) Liens granted by a Subsidiary in favor of the Borrower or another Subsidiary;

                 (h) Liens securing Indebtedness of a corporation outstanding on the date such corporation (i) first becomes a Subsidiary of the Borrower, (ii) merges into or consolidates with the Borrower or any Subsidiary pursuant to the provisions of Section 7.02 hereof, or (iii) is acquired by the purchase of all or substantially all of such corporation's assets (the "acquired assets") and the assumption of such Indebtedness of such corporation by the Borrower or any Subsidiary; provided, however , that such Liens are not applicable to the Borrower or any other Subsidiary or the assets (other than the acquired assets) of the Borrower or any Subsidiary; and provided further, that none of such Liens is created prior to and in anticipation of such designation, merger, consolidation or acquisition;

                 (i) Liens in favor of banks which have issued documentary letters of credit for the account of the Borrower or any of its Subsidiaries, so long as such Liens attach only to the goods subject to such letters of credit and the documents under which such goods are shipped;

                 (j) Liens in connection with Capital Leases, so long as (i) such Liens attach only to the assets subject to such Capital Leases and (ii) such Capital Leases are permitted to exist under the terms of this Agreement;

                 (k) the extension, renewal or replacement of any Lien specified in the foregoing clauses (a) through (j) provided, however, that (i) no property shall become subject to such extended, renewed or replacement Lien that was not subject to the Lien extended; renewed or replaced, (ii) the aggregate principal amount of Indebtedness secured by any such extended, renewed or replacement Lien shall not be increased by such extension, renewal or replacement, (iii) the Indebtedness secured by such Lien could be incurred in compliance with this Agreement at the time of such extension, renewal or replacement and (iv) after giving effect thereto no Default or Event of Default shall exist; and

                 (l) Liens not permitted by the foregoing clauses (a) through (k) of this Section 7.03 securing any Indebtedness or other obligations of the Borrower or any of its Subsidiaries; provided, however, that after giving effect to such Indebtedness or other obligations, the aggregate outstanding amount of such Indebtedness and other obligations plus, without duplication, the aggregate amount of Indebtedness for Money Borrowed of Subsidiaries of the Borrower outstanding pursuant to Section 7.04(b), shall not exceed an amount equal to the greater of (x) $75,000,000 and (y) 10% of Consolidated Tangible Net Worth at any time;

provided, that in no event shall the Borrower and/or its Subsidiaries create, incur, assume or suffer to exist at any time Liens in respect of their accounts receivable in excess of 10% of the aggregate face amount of the accounts receivable of the Borrower and its Subsidiaries on a consolidated basis at such time.

                 7.04 Indebtedness. The Borrower will not permit any of its Subsidiaries to contract, create, incur, assume or suffer to exist any Indebtedness for Money Borrowed, except:

                 (a) Indebtedness for Money Borrowed of any Subsidiary of the Borrower owing to the Borrower or to any other Subsidiary of the Borrower; and

                 (b) other Indebtedness for Money Borrowed of Subsidiaries of the Borrower, so long as the sum of the aggregate outstanding principal amount of such Indebtedness for Money Borrowed for all such Subsidiaries plus (without duplication) the aggregate outstanding principal amount of all Indebtedness and other obligations secured by Liens permitted under Section 7.03(l), does not exceed an amount equal to the greater of (x) $75,000,000 and (y) 10% of Consolidated Tangible Net Worth at any time.

                 7.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

                 (a) travel advances to employees made in the ordinary course of business;

                 (b) loans to employees in connection with the purchase by any such employee of shares of the Borrower's or any Subsidiary's capital stock pursuant to an employee stock purchase plan or employee stock option plan;

                 (c) loans in connection with employee relocation expenses, loans to foreign service employees and other loans to employees made in the ordinary course of business, so long as the aggregate outstanding principal amount of all such loans (without giving effect to any write-downs or write-offs thereof) shall not exceed $20,000,000;

                 (d) so long as no Default or Event of Default exists or would exist immediately after giving effect thereto, investments by the Borrower or any Subsidiary in, to, or in favor of the Borrower or any other Subsidiary of the Borrower (but in any event excluding investments in Raynet);

                 (e) any investment by the Borrower or any of its Subsidiaries permitted pursuant to the Borrower's Guidelines for Short Term Investments (in the form delivered to the Banks prior to the Effective Date and as thereafter modified or amended from time to time by action of the Board of Directors of the Borrower or by a Committee of the Board of Directors of the Borrower);

                 (f) so long as no Default or Event of Default exists or would exist immediately after giving effect thereto, cash investments and advances by the Borrower and/or any of its Subsidiaries (other than Raynet) in, to, or in favor of Raynet, provided that the aggregate amount of such investments and advances made in any period set forth below shall not exceed the amount set forth opposite such period below:

                     Period                       Amount
                     ------                       ------
         Effective Date to
         and including June 30, 1995            $75,000,000

         Fiscal year ending June 30, 1996       $75,000,000

         Fiscal year ending June 30, 1997       $50,000,000

         Fiscal year ending June 30, 1998       $25,000,000

         Fiscal years ending thereafter                   0


         ; provided that in the event that Raynet ceases to be a Wholly-Owned Subsidiary of the Borrower, each of the permitted investment amounts set forth above for the period in which such ownership is first reduced and each period thereafter shall be multiplied by a fraction equal to the then percentage ownership of the Borrower in Raynet; and

                 (g) so long as no Default or Event of Default exists or would exist immediately after giving effect thereto, additional investments, advances and loans (other than in, to, or in favor of Raynet), so long as the aggregate outstanding amount of such investments, advances and loans at any time (without giving effect to any write-downs or write-offs thereof) shall not exceed an amount equal to 5% of Consolidated Tangible Net Worth at such time.

                 7.06 Restricted Payments. Until such time as the Borrower ceases to own at least a majority of the equity or voting interest of Raynet, the Borrower will not declare or pay any dividends (other than dividends payable solely in common stock of the Borrower), or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by the Borrower with respect to its capital stock) (all of the foregoing "Restricted Payments"), except that the Borrower and its Subsidiaries may make Restricted Payments in any fiscal year in an aggregate amount not to exceed the greater of (x) $25,000,000 and (y) 20% of the Borrower's Consolidated Net Income for the immediately preceding fiscal year.

                 7.07 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than the Borrower or any other Subsidiary), other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                 7.08 Limitation on Modifications of Certificate of Incorporation, By-Laws. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or change in any way adverse to the interests of the Banks, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws.

                 7.09 Leverage Ratio. The Borrower will not permit the ratio of (i) Consolidated Funded Indebtedness to (ii) Total Capitalization at any time to exceed 0.5 to 1.0.

                 7.10 Fixed Charges Coverage Ratio. The Borrower will not permit the Fixed Charges Coverage Ratio for any period of four consecutive fiscal quarters (taken as one accounting period), commencing with the period ending September 30, 1994, to be less than 1.75:1.

                 7.11 Minimum Consolidated Tangible Net Worth. The Borrower will not permit its Consolidated Tangible Net Worth at any time to be less than the Minimum Consolidated Tangible Net Worth at such time.

                 7.12 Fixed Charge Coverage Deficiency. In the event that any holder of Senior Notes exercises its option pursuant to Section 7.4 of the Senior Note Purchase Agreement to require the Borrower to prepay such Senior Notes as a result of the occurrence of a Fixed Charge Coverage Deficiency, the Borrower will not, and will not permit any of its Subsidiaries to, prepay such Senior Notes until the 90th day following the date on which the Borrower gave notice to the Senior Noteholders of such Fixed Charge Coverage Deficiency pursuant to
Section 10.3 of the Senior Note Purchase Agreement (or shall have been deemed to have given such notice pursuant to Section 7.4 of the Senior Note Purchase Agreement).

                 7.13 Interest Rate Protection Agreements and Other Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Interest Rate Protection Agreements or Other Hedging Agreements other than in the ordinary course of business and in respect of the assets or obligations of the Borrower or such Subsidiary for bona fide hedging purposes and not for purposes of speculation.

                 SECTION 8.  EVENTS OF DEFAULT.

                 Upon the occurrence of any of the following specified events (each an "Event of Default"):

                 8.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more days, in the payment when due of any interest on any Loan or any Note or any Fees or any other amounts owing hereunder or under any Note; or

                 8.02 Representations, etc. Any representation, warranty or statement made by or on behalf of the Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                 8.03 Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 6.01(d)(i), 6.07 or 7 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 8.01 and 8.02 and clause (i) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by either the Administrative Agent or any Bank; or

                 8.04 Default Under Other Agreements. The Borrower or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (excluding the Notes or other obligations hereunder but including the Senior Notes until the payment thereof in full together with all interest and premium thereon) in excess of $10,000,000 individually or in the aggregate, for the Borrower and its Subsidiaries, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                 8.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                 8.06 ERISA. Any Plan shall fail to maintain the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code; any Plan is, shall have been or is reasonably likely to be terminated or the subject of a termination proceeding under ERISA; any Plan shall have an Unfunded Current Liability; or the Borrower or any of its Subsidiaries or ERISA Affiliates has incurred or is reasonably likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the
Code, or the Borrower or any Subsidiary has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA); and there shall result from any such event or events described above in this Section 8.06 the imposition of a Lien upon the assets of the Borrower or any of its Subsidiaries, the granting of a security interest, or a liability or a material risk of incurring a liability, which Lien, security interest or liability, in the reasonable opinion of the Required Banks, will have a material adverse effect upon the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole; or

                 8.07 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (to the extent not paid or covered by insurance) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

                 8.08  Change of Control.  A Change of Control shall occur; or

                 8.09 Fixed Charge Coverage Deficiency. At any time prior to the redemption in full of the Senior Notes, a Fixed Charge Coverage Deficiency shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against the Borrower (provided that, if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment or the unutilized portion thereof terminated, whereupon the Commitment of each Bank or the unutilized portion thereof, as the case may be, shall forthwith terminate immediately and any accrued but unpaid Commitment Fees shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                 SECTION 9.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.

                 9.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

                 "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 7.07 an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of the Borrower, and any officer or director of the Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agent" shall mean the Administrative Agent and the Syndication Agent.

                 "Agreement" shall mean this Term Loan Agreement, as modified, supplemented or amended from time to time.

                 "Applicable Base Rate Margin" shall mean zero.

                 "Applicable Eurodollar Rate Margin" shall mean, at any time, the margin set forth below opposite the Fixed Charges Coverage Ratio for the period of four consecutive fiscal quarters (taken as one accounting period) ending on the last day of the most recent fiscal year or fiscal quarter in respect of which the Banks shall have received Section 6.01 Financials (it being understood that each Applicable Eurodollar Rate Margin shall be determined based on the officer's certificate delivered pursuant to Section 6.01(c) in respect of the respective Section 6.01 Financials and shall be in effect from the date the respective Section 6.01 Financials (together with the corresponding Section 6.01(c) officer's certificate) are delivered to the Banks until the date the next such Section 6.01 Financials (together with the corresponding Section 6.01(c) officer's certificate) are delivered to the Banks at which time the Applicable Eurodollar Rate Margin shall be reset in accordance with the foregoing provisions of this definition):

                                      Applicable
                                      Eurodollar
Fixed Charges Coverage Ratio          Rate Margin
- - ----------------------------          -----------
Greater than or equal to
  4.00:1.00                            0.400%

Less than 4.00:1.00 but equal
  to or greater than 2.75:1.00         0.500%

Less than 2.75:1.00 but equal
  to or greater than 2.50:1.00         0.675%

Less than 2.50:1.00                    0.875%


; provided that (A) on and after the third anniversary of the Effective Date, each of the percentages set forth above shall be increased by 0.10%, (B) if the
Section 6.01 Financials (together with the corresponding Section 6.01(c) officer's certificate) are not delivered when required, the applicable Fixed Charges Coverage Ratio shall be deemed to be less than 2.50:1.00 for the purposes of this definition until the date on which such Section 6.01 Financials (together with the corresponding Section 6.01(c) officer's certificate) are delivered to the Banks, and (C) at all times prior to the later of the first anniversary of the Effective Date and the date on which the Borrower shall have sold at least 50% of its interest in Raynet, for purposes of this definition the Fixed Charges Coverage Ratio shall be deemed to be less than 4.00:1.00 even if it actually is 4.00:1.00 or greater.

                 "Applicable Lending Office" shall mean, with respect to each Bank, (i) such Bank's Base Rate Lending Office in the case of a Base Rate Loan and (ii) such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                 "Assignment and Assumption Agreement" shall have the meaning provided in Section 11.04(b).

                 "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                 "Bankruptcy Code" shall have the meaning provided in Section 8.05.

                 "Base Rate" shall mean on any day the higher of (x) the Prime Lending Rate and (y) 1/2 of 1% in excess of the Federal Funds Effective Rate.

                 "Base Rate Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "Base Rate Lending Office" opposite its name on Schedule II or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrower and the Administrative Agent.

                 "Base Rate Loan" shall mean any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                 "Best" shall have the meaning provided in Section 6.03.

   "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                 "Borrowing" shall mean the incurrence of one Type of Loan by the Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Rate Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Rate Loans.

                 "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                 "Capital Lease" shall mean any lease or other agreement for the use of property which is required to be capitalized on a balance sheet of the lessee or other user of property in accordance with GAAP.

                 "Change of Control" shall mean (i) the direct or indirect acquisition by any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or power to vote, more than 30% of the outstanding shares of voting stock of the Borrower, or (ii) at any time during any twelve-month period, 50% or more of the members of the full Board of Directors of the Borrower shall have resigned or been removed or replaced; provided that a director who has resigned or is replaced during any period shall not be included in any determination of whether a Change of Control has occurred pursuant to this clause (ii) to the extent such director is replaced by a successor director elected by a majority of those directors who were directors at the commencement of such twelve-month period.

                 "Closing Date" shall mean the date of the incurrence of Loans under this Agreement.

                 "Co-Arranger" shall mean the Administrative Agent and the Syndication Agent.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                 "Commitment" shall mean for each Bank, at any time, the amount set forth opposite such Bank's name on Schedule I, as the same may be reduced from time to time pursuant to Sections 2.02, 2.03, 2.04 and 8.

                 "Commitment Expiration Date" shall mean the earlier of (i) the Closing Date and (ii) the date occurring 120 days after the Effective Date.

                 "Commitment Fee" shall have the meaning provided in Section 2.01(a).

                 "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of the Borrower and its Subsidiaries for such period, before deductions for (a) Interest Expense on, and all amortization of debt discount and expense with respect to, Indebtedness of the Borrower or any Subsidiary for such period, (b) fixed rentals accruing and payable under Operating Leases of the Borrower and its Subsidiaries for such period, (c) provision for taxes imposed on or measured by income or excess profits for such period and (d) any portion of such Consolidated Net Income for such period attributable to the net income (or net loss) of Raynet and its Subsidiaries.

                 "Consolidated Fixed Charges" shall mean, for any period, with respect to the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP, the aggregate amount of (a) fixed rentals accruing and payable under all Operating Leases of the Borrower and its Subsidiaries for such period and (b) Interest Expense on, and all amortization of debt discount and expense with respect to, Indebtedness of the Borrower and its Subsidiaries for such period.

                 "Consolidated Funded Indebtedness" shall mean, as of the date of any determination thereof, Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, determined on a consolidated basis, after eliminating all offsetting debits and credits among the Borrower and its Subsidiaries and all other items required to be eliminated in accordance with GAAP.

                 "Consolidated Net Income" shall mean, for any period, the consolidated net income (or net loss) of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP applied on a consistent basis, after eliminating all offsetting debits and credits among the Borrower and its Subsidiaries and all other items required to be eliminated in accordance with GAAP, but, in any event, excluding, without duplication:

                 (a) for purposes only of the definition of Consolidated EBIT, any non-cash gains or losses on unusual or extraordinary items, but including any cash payments made in the relevant period which are associated with any non-cash losses on unusual or extraordinary items excluded in a prior period pursuant to this clause (a);

                 (b) for all purposes other than the definition of Consolidated EBIT (including without limitation for the purposes of Section 7.02(e) and the definition of Minimum Consolidated Tangible Net Worth), any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any tax deductions or credits on account of any such excluded losses, and all items properly classified as extraordinary in accordance with GAAP;

                 (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

                 (d) net earnings and losses of any Person (other than a Subsidiary), substantially all the assets of which have been acquired by the Borrower or any Subsidiary in any manner, realized by such other Person prior to the date of such acquisition;

                 (e) net earnings and losses of any Person (other than a Subsidiary) which shall have been merged into or consolidated with the Borrower or any Subsidiary prior to the date of such merger or consolidation;

                 (f) net earnings of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions;

                 (g) any portion of the net earnings of any Subsidiary which is legally, contractually or, in the good faith judgment of management, otherwise unavailable for payment of dividends to the Borrower;

                 (h) earnings resulting from any reappraisal, revaluation or write-up of assets subsequent to June 30, 1994;

                 (i) any income resulting from any excess of the equity in any Person at the date of acquisition thereof over the amount invested in such Person;

                 (j) any gain arising from the acquisition of any capital stock or other securities of the Borrower or any Subsidiary; and

                 (k) earnings resulting from the reversal of any reserve established prior to June 30, 1994.

                 "Consolidated Net Worth" shall mean, at any time, the Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries.

                 "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

                 "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof, Consolidated Net Worth at such time less the amount of all intangible items, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, write-ups of assets and any unallocated excess costs of investments in Subsidiaries over equity in underlying net assets at dates of acquisition.

                 "Contingent Obligations" shall mean, as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business and
(y) indemnities granted in the ordinary course of business. The amount of any Contingent Obligation shall, subject to any contractual limitation stated in such Contingent Obligation, be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                 "Credit Documents" shall mean this Agreement and each Note.

                 "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                 "Effective Date" shall have the meaning provided in Section
4.01.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                 "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) which together with the Borrower or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

                 "Eurodollar Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule II or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrower and the Administrative Agent.

                 "Eurodollar Rate Loan" shall mean any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                 "Event of Default" shall have the meaning provided in
Section 8.

                 "Executive Officer" shall mean any of the following officers of the Borrower: the Chief Executive Officer, the Chief Financial Officer, the Vice President of Finance, the Treasurer, the General Counsel, the Controller or the Secretary.

                 "Existing Credit Agreement" shall mean the Credit Agreement, dated as of January 1, 1992, among the Borrower, Swiss Bank Corporation, as agent, and the lending institutions party thereto, as amended, modified and supplemented prior to the Effective Date.

                 "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                 "Fees" shall mean all amounts payable pursuant to or referred to in Section 2.01.

                 "Fixed Charge Coverage Deficiency" shall have the meaning provided in the Senior Note Purchase Agreement.

                 "Fixed Charges Coverage Ratio" for any period shall mean the ratio of (i) Consolidated EBIT for such period to (ii) Consolidated Fixed Charges for such period; provided that, in determining the Fixed Charges Coverage Ratio for any period during which the Borrower redeems its Senior Notes, there shall be excluded from both Consolidated EBIT and Consolidated Fixed Charges the effect of the redemption premium or make-whole paid in connection with the redemption of the Senior Notes, but not to exceed for purposes of this definition $9,000,000.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to
Section 11.07(a).

                 "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for money borrowed, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, provided that if such Indebtedness is not assumed, the amount of such Indebtedness shall be deemed for purposes hereof to be the lesser of the principal amount of such Indebtedness and the fair market value of the property securing such Indebtedness, (v) all Capital Lease obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take- or-pay and similar obligations, (vii) for purposes of Section 8.04 only, all obligations of such Person under Interest Rate Protection Agreements or Other Hedging Agreements,
(viii) all Contingent Obligations of such Person and (ix) any obligation of the type referred to in any of clauses (i)-(viii) above of any general partnership of which such Person is the or a general partner; provided that Indebtedness shall not include trade payables or accrued expenses, in each case arising in the ordinary course of business.

                 "Indebtedness for Money Borrowed," with respect to any Person, shall mean and include all Indebtedness of such Person (a) in respect of money borrowed or evidenced by a promissory note, debenture or other like written obligation to pay money, (b) in respect of obligations under any Capital Lease or (c) representing all or part of the deferred purchase price of any assets acquired by such Person; provided, however, that any Contingent Obligation of such Person in respect of Indebtedness of another person of the type described in the preceding clause (a), (b) or (c) shall constitute "Indebtedness for Money Borrowed" of such Person.

                 "Interest Determination Date" shall mean, with respect to any Eurodollar Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Rate Loan.

                 "Interest Expense" shall mean, for any period, without duplication, the aggregate of all interest paid or accrued by the Borrower and its Subsidiaries during such period for Indebtedness of the Borrower or its Subsidiaries owed to any Person other than the Borrower or any Subsidiary, on a consolidated basis, excluding (a) any imputed interest with respect to Capital Leases, and (b) any accrued interest that is compounded or capitalized, all as determined in accordance with GAAP.

                 "Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the interest period applicable thereto, as determined pursuant to
Section 1.09.

                 "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                 "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

                 "Loan" shall have the meaning provided in Section 1.01.

                 "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

                 "Material Subsidiary" shall mean, at any time, any Subsidiary of the Borrower to the extent that (i) the book value of the assets of such Subsidiary at such time equals or exceeds 5% of book value of the assets of the Borrower and its Subsidiaries on a consolidated basis at such time or (ii) the revenues of such Subsidiary during any of its three then most recently ended fiscal years were equal to or more than 5% of the revenues of the Borrower and its Subsidiaries taken as a whole for such corresponding fiscal year (determined on a consolidated basis in accordance with generally accepted accounting principles and, in the event that such Subsidiary was not a Subsidiary of the Borrower at all times during such three fiscal year period, determined on a pro forma basis as if such Subsidiary had been a Subsidiary of the Borrower at all times during such period).

                 "Maturity Date" shall mean the date occurring five years after the Effective Date.

                 "Minimum Consolidated Tangible Net Worth" shall mean an amount which initially shall equal $565,000,000 and which amount shall be increased on the last day of each fiscal year of the Borrower (commencing with the fiscal year ending June 30, 1995) by an amount, if positive, equal to 50% of the Borrower's Consolidated Net Income for such fiscal year (it being understood and agreed that if the Borrower's Consolidated Net Income for any fiscal year is not positive, then no adjustment shall be made to the Minimum Consolidated Tangible Net Worth on the last day of such fiscal year).

                 "Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding any treasury stock and any foreign currency translation adjustments.

                 "Note" shall have the meaning provided in Section 1.05.

                 "Notice of Borrowing" shall have the meaning provided in
Section 1.03.

                 "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                 "Notice Office" shall mean the office of the Administrative Agent located at 222 Broadway, New York, New York 10038, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                 "Obligations" shall mean all amounts owing to the Administrative Agent, the Syndication Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                 "Operating Lease" shall mean any lease that is not a Capital Lease.

                 "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                 "Payment Office" shall mean the office of the Administrative Agent located at 222 Broadway, New York, New York 10038, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

                 "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                 "Plan" shall mean any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there was an obligation to contribute of), the Borrower or by a Subsidiary of the Borrower or an ERISA Affiliate.

                 "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                 "Quoted Rate" shall mean, with respect to each Interest Period for a Eurodollar Rate Loan, (i) the average of the offered quotation to first-class banks in the New York interbank Eurodollar market by each of the Reference Banks for Dollar deposits of amounts comparable to the outstanding principal amount of the Eurodollar Rate Loan of such Reference Bank for which an interest rate is then being determined with maturities comparable to the Interest Period, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, provided that, if any Reference Bank fails to provide the Administrative Agent with its aforesaid quotation, the Quoted Rate shall be based on the quotation or quotations provided to the Administrative Agent by the other Reference Bank or Reference Banks, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D.

                 "Raynet" shall mean Raynet Corporation, a California corporation and any successor to all or any substantial part of the business conducted by Raynet Corporation as of the Effective Date.

                 "Reference Banks" shall mean Swiss Bank Corporation, The Chase Manhattan Bank, N.A. and Bank of America NT&SA.

                 "Register" shall have the meaning provided in Section 1.05(b).

                 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                 "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                 "Required Banks" shall mean, at any time, Banks whose Commitments equal or exceed 66-2/3% of the sum of the Total Commitment at such time; provided that if the Total Commitment has been terminated, then the Required Banks shall mean Banks whose outstanding Loans equal or exceed 66-2/3% of the aggregate outstanding Loans at such time.

                 "Restricted Payment" shall have the meaning provided in
Section 7.06.

                 "SEC" shall have the meaning provided in Section 6.01(g).

                 "Section 6.01 Financials" shall mean the financial statements delivered, or to be delivered, pursuant to Section 6.01(a) or (b).

                 "Senior Note Purchase Agreement" shall mean the Note Purchase Agreement, dated as of February 15, 1991, among the Borrower and various financial institutions, as same may be amended, modified or supplemented from time to time.

                 "Senior Notes" shall mean the Borrower's $210,000,000 aggregate principal amount 9.55% Senior Notes due March 1, 1996 issued pursuant to the Senior Note Purchase Agreement.

                 "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                 "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

                 "Taxes" shall have the meaning provided in Section 3.04.

                 "Total Capitalization" shall mean, at any time, the sum of Consolidated Funded Indebtedness plus Consolidated Net Worth at such time.

                 "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks at such time.

                 "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Rate Loan.

                 "UCC" shall mean the Uniform Commercial Code.

                 "Unfunded Current Liability" of any Plan means the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

    "United States" and "U.S." shall each mean the United States of America.

                 "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

                 9.02 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                 (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP in the United States in conformity with those used in the preparation of the financial statements referred to in
Section 5.05(a).

                 SECTION 10.  THE AGENTS.

                 10.01 Appointment. The Banks hereby designate Swiss Bank Corporation, New York Branch, as Administrative Agent and The Chase Manhattan Bank, N.A., as Syndication Agent, in each case to act as specified herein and in the other Credit Documents. References in this Agreement to "Agents" shall include both the Administrative Agent and the Syndication Agent. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

                 10.02 Nature of Duties. No Agent shall have duties or responsibilities except those expressly set forth in this Agreement. Neither Agent nor any of their respective officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

                 10.03 Lack of Reliance on the Agents. Independently and without reliance upon the Agents, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, no Agent shall have a duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

                 10.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks; and no Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                 10.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

                 10.06 Indemnification. To the extent any Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify such Agent, in proportion to their respective initial Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct.

                 10.07 The Agents in their Individual Capacity. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                 10.08 Holders. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with such Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                 10.09 Resignation by the Agents. (a) Each Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect immediately in the case of the Syndication Agent and upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below in the case of the Administrative Agent.

                 (b) Upon any such notice of resignation of the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent hereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                 (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, may then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                 SECTION 11.  MISCELLANEOUS.

                 11.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (x) of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and
(y) of the Agents and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel, including allocated costs of in-house counsel, for the Agents and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agents and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel, including allocated costs of in-house counsel, incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                 11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                 11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: if to the Borrower, at its address specified opposite its signature below; if to any Bank, at its Base Rate Lending Office specified opposite its name on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

                 11.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under its Note to another financial institution; provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to receive the additional amounts under Sections 1.10, 1.11 and 3.04 of this Agreement to, and only to, the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold; and provided further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any postdefault increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment and that an increase in any Commitment shall be permitted without the consent of any participant if such participant's participation is not increased as a result thereof).

                 (b) Notwithstanding the foregoing, with the consent of the Borrower (which consent shall not be unreasonably withheld), any Bank may assign all or a portion of its rights and obligations hereunder to one or more commercial banks or other financial institutions (including one or more Banks). No assignment pursuant to the immediately preceding sentence shall (x) be in an aggregate amount less than $10,000,000 or (y) reduce the Commitment (if any) or outstanding Loans of the assigning Bank to an amount less than $10,000,000 unless such assigning Bank's Commitment (if any) or outstanding Loans are reduced to $0. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 11.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment and Assumption Agreement substantially in the form of Exhibit F (appropriately completed), which Assignment and Assumption Agreement shall be executed by the Borrower (evidencing its consent to such assignment) and acknowledged by the Administrative Agent. At the time of any such assignment, (i) Schedule I shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning
Bank) and of the other Banks, (ii) the Borrower will issue new Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.05 and (iii) the Administrative Agent shall receive from the assigning Bank at the time of each assignment, the payment of a nonrefundable assignment fee of $2,500. Each Bank and the Borrower agrees to execute such documents (including without limitation amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this Section 11.04(b) shall prevent or prohibit any Bank from pledging its Loans or Note hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                 (c) Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

                 (d) Each Bank initially party to this Agreement hereby represents, and each Person that becomes a Bank pursuant to an assignment permitted by this Section 11.04 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business; provided that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

                 11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or the holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

                 11.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower hereunder, except as expressly provided herein it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                 (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Commitment Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total amount of such Obligation then owed and due to such Bank bears to the total amount of such Obligation then owed and due to all the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in such Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                 11.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided, however, that, except as otherwise specifically provided herein, all computations determining compliance with Section 7 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 5.05(a).

                 (b) All computations of interest, Commitment Fees and other Fees hereunder shall be made on the basis of a year of 360 days (365 or 366 days, as the case may be, in the case of interest on Base Rate Loans to the extent determined by reference to the Prime Lending Rate) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Fees or other Fees are payable.

                 11.08 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding against the Borrower with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                 (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                 11.09 Obligation to Make Payments in Dollars. The obligation of the Borrower to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Credit Document to the Payment Office of the Administrative Agent as provided in
Section 3.03 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent at its Payment Office on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Credit Document. The obligation of the Borrower to make payments in

Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

                 11.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                 11.11 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

                 11.12 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                 11.13 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Bank, (i) extend the final maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon, or waive or modify any mandatory reduction of the Total Commitment or any mandatory prepayments of the Loans, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank), (ii) amend, modify or waive any provision of this Section 11.13 or Section 10.06, 11.01, 11.02, 11.04, 11.06 or 11.07(b),
(iii) reduce the percentage specified in the definition of Required Banks or
(iv) consent to the
assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

                 11.14 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 3.04, 10.06 and 11.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

                 11.15 Entire Agreement. This Agreement, taken together with all of the other Credit Documents and all certificates and other documents delivered to the Banks hereunder and thereunder, embody the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof, except as to certain fees payable by the Borrower in connection with this Agreement to the extent not expressly set forth herein.

                 11.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                 IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.



Address:
- - -------

300 Constitution Drive                    RAYCHEM CORPORATION
Menlo Park, CA  94025-1164
Attention:  Treasurer
                                          By /s/ Lars Larsen
                                             -----------------------------------
With a copy to:                              Title:  Treasurer

300 Constitution Drive
Menlo Park, CA  94025-1164
Attention:  Legal Department




                                          SWISS BANK CORPORATION,
                                            New York Branch,
                                            as Administrative Agent


                                          By /s/ Wendy P. Field
                                             -----------------------------------
                                             Title: Director
                                                    Merchant Banking

                                          By /s/ George W. Lambertson III
                                             -----------------------------------
                                             Title: Director
                                                    Merchant Banking


                                          SWISS BANK CORPORATION,
                                            San Francisco Branch


                                          By /s/ Jamie Dillon
                                             -----------------------------------
                                             Title: Director
                                                    Merchant Banking

                                          By /s/ Hans-Ueli Surber
                                             -----------------------------------
                                             Title: Exec. Director
                                                    Merchant Banking

                                          THE CHASE MANHATTAN BANK,
                                            N.A., individually and
                                            as Syndication Agent


                                          By /s/Lawrence C. Shields
                                             ----------------------------------
                                             Title: Managing Director


                                          BANK OF AMERICA NT&SA


                                          By /s/ Peter A. Tomei
                                             ----------------------------------
                                             Title:  Vice President


                                          UNION BANK


                                          By /s/ Patrick M. Cassidy
                                             ----------------------------------
                                             Title: Vice President


                                          By
                                            -----------------------------------
                                            Title:


                                          DEUTSCHE BANK AG
                                          LOS ANGELES BRANCH
                                          a/o CAYMAN ISLANDS BRANCH


                                          By /s/ David Wagstaff
                                            -----------------------------------
                                             Title:  Vice President


                                          By /s/ Christine Lane
                                             ----------------------------------
                                             Title:  Assistant
                                                     Vice President


                                          BANK OF MONTREAL


                                          By /s/ Michael P. Joyce
                                             ----------------------------------
                                             Title:  Senior Manager,
                                                     Credit

                                              ROYAL BANK OF CANADA


                                              By /s/ Stephen S. Hughes
                                                 ------------------------------
                                                 Title:  Manager


                                              COMMERZBANK AG
                                              LOS ANGELES BRANCH


                                              By /s/ Robert Hochhalper
                                                 ------------------------------
                                                 Title:  SVP and Manager


                                              By /s/ Werner Schmidbauer
                                                 ------------------------------
                                                 Title:  Vice President

                                              CREDIT LYONNAIS LOS
                                              ANGELES BRANCH


                                              By /s/ Steven Yoon
                                                 -----------------------------
                                                 Title:  Vice President

                                              CREDIT LYONNAIS CAYMAN
                                              ISLAND BRANCH


                                              By /s/ Steven Yoon
                                                 ------------------------------
                                                 Title:  Authorized
                                                         Signatory

                                              BARCLAYS BANK PLC


                                              By /s/ Douglas A. Butler
                                                 ------------------------------
                                                 Title:  Associate
                                                         Director


                                              By
                                                -------------------------------
                                                Title:


                                              THE BANK OF CALIFORNIA,
                                                N.A.


                                              By /s/ William R. Wiley
                                                 ------------------------------
                                                 Title:  Senior Vice
                                                         President and
                                                         Manager

                                              KREDIETBANK, N.V.


                                              By /s/ Diane M. Grimmig
                                                 ------------------------------
                                                 Title:  Vice President


                                              By /s/ Robert Snauffer
                                                 ------------------------------
                                                 Title:  Vice President


                                              GULF INTERNATIONAL BANK,
                                                B.S.C.


                                              By /s/ Haytham F. Khalil
                                                 ------------------------------
                                                 Title:  Assistant Vice
                                                         President


                                              By /s/Abdel-Fattah Tahoun
                                                 ------------------------------
                                                 Title:  Senior Vice
                                                         President

                                              BANK BRUSSELS LAMBERT,
                                              NEW YORK BRANCH


                                              By /s/ Eric Hollanders
                                                 ------------------------------
                                                 Title: Senior Vice
                                                        President


                                              By /s/ Gerrit Verlodt
                                                 ------------------------------
                                                 Title:  Senior Vice
                                                         President

                                                                      SCHEDULE I



                            SCHEDULE OF COMMITMENTS



Name of Bank                                  Commitment
- - -----------------------------              ---------------
Swiss Bank Corporation                       21,176,470.58

The Chase Manhattan Bank, N.A.               21,176,470.58

Royal Bank of Canada                         19,852,941.18

Credit Lyonnais                              19,852,941.18

Bank of America NT&SA                        18,529,411.76

Commerzbank AG                               18,529,411.76

Bank of Montreal                             13,235,294.12

Gulf International Bank B.S.C.               13,235,294.12

Barclays Bank PLC                            13,235,294.12

The Bank of California, N.A.                 13,235,294.12

Bank Brussels Lambert                        13,235,294.12

Deutsche Bank AG                             13,235,294.12

Kredietbank N.V.                             13,235,294.12

Union Bank                                   13,235,294.12



Total Commitment                           $225,000,000.00
                                           ===============

                                                                     SCHEDULE II



                                             Base Rate                                       Eurodollar
       Name of Bank                        Lending Office                                  Lending Office
- - ------------------------------------------------------------------------------------------------------------------------------------
Credit Lyonnais                         Credit Lyonnais                                 Credit Lyonnais
                                        Los Angeles Branch                              Cayman Island Branch
                                        c/o Credit Lyonnais                             515 South Flower Street
                                        Los Angeles Branch                              22nd Floor
                                        515 South Flower Street,                        Los Angeles, CA  90071
                                        22nd Floor
                                        Los Angeles, CA  90071                          Tel:  (213) 362-5953
                                                                                        Fax:  (213) 623-3437
                                        Tel:  (213) 362-5953
                                        Fax:  (213) 623-3437

- - ------------------------------------------------------------------------------------------------------------------------------------
 Barclays Bank PLC                      Barclays Bank PLC                               Barclays Bank PLC
                                        Bahamas Branch                                  Bahamas Branch
                                        c/o 75 Wall Street                              c/o 75 Wall Street
                                        New York, NY  10265                             New York, NY  10265

                                        Tel:  (212) 412-5037                            Tel:  (212) 412-5037
                                        Fax:  (212) 412-5002                            Fax:  (212) 412-5002
- - ------------------------------------------------------------------------------------------------------------------------------------
 Bank of Montreal                       Bank of Montreal                                Bank of Montreal
                                        115 South LaSalle Street                        115 South LaSalle Street
                                        12th Floor                                      12th Floor
                                        Chicago, Illinois  60603                        Chicago, Illinois  60603

                                        Tel:  (213) 239-0608                            Tel:  (213) 239-0608
                                        Fax:  (312) 750-6061                            Fax:  (312) 750-6061

- - ------------------------------------------------------------------------------------------------------------------------------------
 The Bank of                            The Bank of California,                         The Bank of California,
 California, N.A.                         N.A.                                            N.A.
                                        400 California Street                           400 California Street
                                        San Francisco, CA  94104                        San Francisco, CA  94104

                                        Tel:  (415) 765-3641                            Tel:  (415) 765-3641
                                        Fax:  (415) 765-3146                            Fax:  (415) 765-3146

- - ------------------------------------------------------------------------------------------------------------------------------------
 Bank Brussels Lambert,                 Bank Brussels Lambert                           Bank Brussels Lambert
 New York Branch                          New York Branch                                 New York Branch
                                        630 Fifth Avenue                                630 Fifth Avenue
                                        New York, NY  10111                             New York, NY  10111

                                        Tel:  (212) 632-5300                            Tel:  (212) 632-5300
                                        Fax:  (212) 632-5429                            Fax:  (212) 632-5429
                                                 (212) 632-5308                                  (212) 632-5308
- - ------------------------------------------------------------------------------------------------------------------------------------
 Commerzbank AG,                        Commerzbank AG,                                 Commerzbank AG,
 Los Angeles Branch                     Los Angeles Branch                              Los Angeles Branch
                                        660 So. Figueroa St.                            660 So. Figueroa St.
                                        Suite 1450                                      Suite 1450
                                        Los Angeles, CA  90017                          Los Angeles, CA  90017

                                        Tel:  (213) 623-8223                            Tel:  (213) 623-8223
                                        Fax:  (213) 623-0039                            Fax:  (213) 623-0039
- - ------------------------------------------------------------------------------------------------------------------------------------



                                             Base Rate                                       Eurodollar
       Name of Bank                        Lending Office                                  Lending Office
- - ------------------------------------------------------------------------------------------------------------------------------------
 Swiss Bank Corporation,                Swiss Bank Corporation                          Swiss Bank Corporation
 San Francisco Branch                   222 Broadway (222-02-E)                         222 Broadway (222-02-E)
                                        New York, NY  10038                             New York, NY  10038

                                        Tel:  (212) 574-3164                            Tel:  (212) 574-3164
                                        Fax:  (212) 574-3180                            Fax:  (212) 574-3180


- - ------------------------------------------------------------------------------------------------------------------------------------
Bank of America NT&SA                   Bank of America NT&SA                           Bank of America NT&SA
                                        1850 Gateway Blvd.                              1850 Gateway Blvd.
                                        #5693                                           #5693
                                        Concord, CA  94520                              Concord, CA  94520

                                        Tel:  (510) 675-7329                            Tel:  (510) 675-7329
                                        Fax:  (510) 675-7531                            Fax:  (510) 675-7531
- - ------------------------------------------------------------------------------------------------------------------------------------
 Royal Bank of Canada                   Royal Bank of Canada                            Royal Bank of Canada
                                        Pierrepont Plaza                                Pierrepont Plaza
                                        300 Cadman Plaza West                           300 Cadman Plaza West
                                        Brooklyn, NY  11201-2701                        Brooklyn, NY  11201-2701

                                        Tel:  (212) 858-7576                            Tel:  (212) 858-7176
                                        Fax:  (212) 522-6292                            Fax:  (212) 522-6292

- - ------------------------------------------------------------------------------------------------------------------------------------
 The Chase Manhattan                    The Chase Manhattan                             The Chase Manhattan
 Bank, N.A.                             Bank, N.A.                                      Bank, N.A.
                                        2 Chase Plaza,                                  2 Chase Plaza,
                                        5th Floor                                       5th Floor
                                        New York, NY  10081                             New York, NY  10081

                                        Tel:  (212) 552-7529                            Tel:  (212) 552-7529
                                        Fax:  (212) 552-1477                            Fax:  (212) 552-1477

- - ------------------------------------------------------------------------------------------------------------------------------------
 Deutsche Bank AG                       Deutsche Bank AG                                Deutsche Bank AG
                                        Los Angeles Branch                              Cayman Islands
                                        550 S. Hope Street,                             Branch
                                        Ste. 1850                                       c/o Los Angeles
                                        Los Angeles, CA                                 Branch
                                        90071                                           550 S. Hope Street
                                                                                        Ste. 1850
                                        Tel:  (213) 627-8200                            Los Angeles, CA
                                        Fax:  (213) 627-9779                            90071

                                                                                        Tel:  (213) 627-8200
                                                                                        Fax:  (213) 627-9779
- - ------------------------------------------------------------------------------------------------------------------------------------
 Gulf International                     Gulf International                              Gulf International
 Bank B.S.C.                            Bank B.S.C.                                     Bank B.S.C., Cayman Branch,
                                        380 Madison Avenue                              c/o Gulf International Bank B.S.C.
                                        New York, NY  10017                             380 Madison Avenue
                                                                                        New York, NY  10017
                                        Tel:  (212) 922-2368
                                        Fax:  (212) 922-3209                            Tel:  (212) 922-2368
                                                                                        Fax:  (212) 922-3209
- - ------------------------------------------------------------------------------------------------------------------------------------


                                             Base Rate                                       Eurodollar
       Name of Bank                        Lending Office                                  Lending Office
- - ------------------------------------------------------------------------------------------------------------------------------------
 Kredietbank N.V.                       Kredietbank N.V.                                Kredietbank N.V.
 Grand Cayman Branch                    125 West 55th St.,                              125 West 55th St.,
                                        10th Floor                                      10th Floor
                                        New York, NY  10019                             New York, NY  10019

                                        Tel:  (212) 541-0600                            Tel:  (212) 541-0600
                                        Fax:  (212) 956-5580                            Fax:  (212) 956-5580

- - ------------------------------------------------------------------------------------------------------------------------------------
 Union Bank                             Union Bank                                      Union Bank
                                        350 California Street                           350 California Street
                                        11th Floor                                      11th Floor
                                        San Francisco, CA  94104                        San Francisco, CA  94104

                                        Tel:  (415) 705-7057                            Tel:  (415) 705-7057
                                        Fax:  (415) 705-7046                            Fax:  (415) 705-7046

                             SCHEDULES AND EXHIBITS


NOTE: The following SCHEDULES and EXHIBITS to the TERM LOAN AGREEMENT dated as of September 29, 1994, have not been included in this filing:

         SCHEDULE III     Undisclosed Liabilities
         SCHEDULE IV      Litigation
         SCHEDULE V       Subsidiaries
         SCHEDULE VI      Environmental Matters
         SCHEDULE VII     Permitted Liens

         EXHIBIT A        Notice of Borrowing
         EXHIBIT B        Note
         EXHIBIT C        Opinion of Counsel to the Borrower
         EXHIBIT D        Officers' Certificate of the Borrower
         EXHIBIT E        Consent Letter
         EXHIBIT F        Assignment and Assumption Agreement

A copy of the omitted SCHEDULES and EXHIBITS above will be furnished supplementally to the United States Securities and Exchange Commission upon request.